May 11, 2020

Dear Annie,

I am pleased to congratulate you on your promotion to Vice President Finance & Corporate
Controller effective May 17, 2021, with a new annual salary of $225,000 and 30% bonus target.

This promotion recognizes the contributions you have made to Selecta as well as the additional responsibilities you have taken on within your position. The Company appreciates your diligence and commitment to our short- and long-term strategies and all you do to help move the Company forward.

Congratulations!

Sincerely,

/s/ Carsten Brunn, Ph.D.

Carsten Brunn, Ph.D.
President and CEO